Exhibit 5.1

TELEPHONE: 1-650-461-5600 FACSIMILE: 1-650-461-5700 WWW.SULLCROM.COM	1870 Embarcadero Road Palo Alto, California 94303-3308 LOS ANGELES • NEW YORK • WASHINGTON, D.C. BRUSSELS • FRANKFURT • LONDON • PARIS BEIJING • HONG KONG • TOKYO MELBOURNE • SYDNEY

January 21, 2021

The AZEK Company Inc.,

1330 W Fulton Street #350,

Chicago, IL 60607.

Ladies and Gentlemen:

In connection with the registration pursuant to Rule 462(b) under the Securities Act of 1933 (the “Act”) of 2,875,000 shares (the “Securities”) of Class A Common Stock, par value $0.001 per share, of The AZEK Company Inc., a Delaware corporation (the “Company”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. This opinion is in addition to our opinion that was filed as Exhibit 5.1 to the Company’s registration statement on Form S-1 (File No. 333-252219) (the “Initial Registration Statement”), which Initial Registration Statement is incorporated by reference into the registration statement relating to the Securities (the “Registration Statement”) pursuant to Rule 462(b) of the Act.

Upon the basis of such examination, we advise you that, in our opinion, the Securities have been validly issued and are fully paid and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Class A Common Stock” in the Prospectus forming a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP

Sullivan & Cromwell LLP 1870 Embarcadero Road Palo Alto, California 94303-3308